THE TILLES INVESTMENT COMPANY

                                                       LANDLORD

                                      WITH


                      COMMERCIAL CAPITAL CORP. OF NEW YORK

                                                       TENANT

                               AGREEMENT OF LEASE


Premises - 1000 Woodbury Road
           Woodbury, New York  11797

                                TABLE OF CONTENTS
ARTICLE                                                                     PAGE
-------                                                                     ----
I          DEMISE                                                             1
II         TERM - OPTIONS                                                     2
III        BASIC RENT - ADDITIONAL RENT                                       4
IV         UTILITIES AND SERVICES                                            10
V          LANDLORD'S WORK, REPAIR AND MAINTENANCE                           12
VI         CHANGES AND ALTERATIONS - SURRENDER OF                            14
               DEMISED PREMISES
VII        COMPLIANCE WITH ORDERS, ORDINANCES, ETC.                          16
VIII       MECHANIC'S LIENS                                                  17
IX         INSPECTION OF DEMISED PREMISES BY LANDLORD                        18
X          RIGHT TO PERFORM COVENANTS                                        19
XI         DAMAGE OR DESTRUCTION                                             20
XII        CONDEMNATION                                                      23
XIII       BANKRUPTCY OR OTHER DEFAULT                                       26
XIV        CUMULATIVE REMEDIES - NO WAIVER                                   34
XV         SUBORDINATION                                                     35
XVI        QUIET ENJOYMENT                                                   36
XVII       NOTICES                                                           37
XVIII      DEFINITION OF CERTAIN TERMS, ETC.                                 38
XIX        INVALIDITY OF PARTICULAR PROVISIONS                               39
XX         COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES                  40
XXI        INSURANCE                                                         41
XXII       USE, ASSIGNMENT OR SUBLETTING                                     42
XXIII      RULES AND REGULATIONS                                             44
XXIV       LANDLORD'S LIABILITY                                              45
XXV        ENTIRE AGREEMENT                                                  46
XXVI       CERTIFICATES                                                      47
XXVII      SECURITY                                                          48
XXVIII     BROKER                                                            49
XXIX       SIGNS                                                             50
XXX        HOLDING OVER                                                      51

XXXI       OPTION TO RENEW                                                   52
XXXII      OPTION TO EXPAND                                                  54

                              EXHIBITS

                Demised Premises              "A"
                Building Site Plan            "B"
                Work Letter                   "C"
                Cleaning Specifications       "D"

     THIS INDENTURE OF LEASE made the 1st day of November, 1993 by and between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, 130 Steamboat Road, Great Neck, NY 11024, hereinafter referred to as the "TENANT".

                                   WITNESSETH

     WHEREAS, the LANDLORD is the owner in fee of the premises hereinafter demised

     NOW, THEREFORE, LANDLORD and TENANT covenant and agree as follows:

                                    ARTICLE I

                                     DEMISE

     Section 1.1 The LANDLORD, for and in consideration of the rents, covenants and agreements hereinafter reserved and contained herein, hereby leases and TENANT does hereby take and hire, upon and subject to the covenants and conditions hereinafter expressed which the TENANT agrees to keep and perform, the premises shown on the floor plan annexed hereto as Exhibit "A", hereinafter called the "Demised Premises" in the building as shown on the Plan annexed hereto and marked Exhibit "B", situated at 1000 Woodbury Road, Woodbury, NY, together with the right to use, in common with other tenants of the LANDLORD in this and other buildings, the parking area shown on Exhibit "B" (hereinafter called "parking area") for the parking of automobiles of employees, customers, invitees or licensees of the TENANT and other tenants of the LANDLORD.

     Notwithstanding the above, TENANT shall be allowed to use (6) six reserved parking spaces where designated by LANDLORD.

                                   ARTICLE II

                                      TERM

     Section 2.1 The basic term of this lease (hereinafter referred to as the "Term") shall commence upon the date the LANDLORD gives notice to the TENANT that the LANDLORD has substantially completed the work set forth on the Work Letter attached hereto as Exhibit "C". At the time of the commencement of the lease the LANDLORD shall have received a temporary or permanent Certificate of Occupancy for the Demised Premises (unless any work to be done therein, by the

TENANT shall prevent the issuance of either such Certificate of Occupancy) and the air conditioning, heating, plumbing and electrical systems in the Demised Premises and the elevator in the building shall be in working order and the said Demised Premises shall be free of debris.

     For purposes of this lease, the term "substantial completion" or "substantially completed" shall mean so completed as to allow TENANT to enter upon the Demised Premises and conduct its normal operations therein. Any minor finishing details shall be set forth in a punch list submitted by TENANT and such items shall be completed by LANDLORD within thirty days after the commencement date of this lease.

     Section 2.2 The term of this lease shall be for 10 years, two and one-half months.

     The term "lease year" as used herein or "year" as used herein, shall mean a twelve (12) month period. The first lease year shall commence on the date of the term hereof, but if such date of commencement shall be a date other than the first day of a month, the first lease year shall commence on the first day of the month following the month in which the term of the lease commences. Each succeeding lease year during the term hereof shall commence on the anniversary date of the first lease year.

     Section 2.3 Immediately following the determination of the commencement date of the term of this lease, the LANDLORD and the TENANT, at the request of either party, shall execute an agreement in recordable form, setting forth both the dates of the commencement of the term of this lease and the date of the termination hereof.

     Section 2.4 The parties expect that the term of this lease will commence on the 15th day of January 1994, and end on the 31st day of March, 2004. In the event, however, that the LANDLORD is unable to substantially complete the work set forth on Exhibit "C" by reason of strikes, inability to obtain materials, governmental regulations, acts of God or other matters beyond LANDLORD'S control then and in that event the provisions of Section "2.1" shall control the commencement of the term hereof.

     The possession date of the 15th day of January 1994 is subject to the TENANT completing the material selection for the construction finishes no later than the 1st day of November 1993, and any delay in the material selection by the TENANT shall not delay the lease commencement date.

     Nothwithstanding the above, if the demised premises is ready for occupancy prior to the 15th day of January 1994, TENANT shall be entitled to take possession of the demised premises at no cost and expense to the TENANT until the 15th day of January 1994.

                                   ARTICLE III

                          BASIC RENT -- ADDITIONAL RENT

     Section 3.1 The Tenant shall pay to the LAADLORD an Annual Basic Rent to THE TILLES INVESTMENT COMPANY at CS #990, Hempstead, New York 11550 in equal monthly installments as per the following schedule:

    Term                 Annual Rent               Monthly Rent
    ----                 -----------               ------------
1/15/94-3/31/94          $115,587.50               $ 9,632.29
(2 1/2 Months)

4/1/94-3/31/95           $561,425.00               $46,785.42

4/1/95-3/31/96           $581,240.00               $48,436.67

4/1/96-3/31/97           $601,715.50               $50,142.96

4/1/97-3/31/98           $622,851.50               $51,904.29

4/1/98-3/31/99           $644,648.00               $53,720.67

4/1/99-3/31/2000         $667,105.00               $55,992.08

4/1/2000-3/31/01         $690,552.75               $57,546.06

4/1/01-3/31/02           $714,661.00               $59,555.08

4/1/02-3/31/03           $739,760.00               $61,646.67

4/1/03-3/31/04           $765,519.50               $63,793.29

in advance of or on the first day of each month without notice and demand and without abatement, deduction or set-off of any amount whatsoever. The fractional rent, if any, from the rent commencement date (as above provided) to the date of the first day of the following month shall be paid by the TENANT to the LANDLORD within five (5) days after the rent commencement date. The LANDLORD acknowledges receipt of $154,970.55 representing the rent and electrical charges (as indicated in Section 4.3 of this lease) for the approximately first five months for which rent is due hereunder.

     Section 3.2 As additional rent during each and every year during the term hereof and any renewals the TENANT shall pay to the LANDLORD its proportionate share of any increase in real estate taxes over the 1993/94 School Tax and the 1994 Town Tax.

          A. TENANT'S proportionate share of any increase shall be determined by multiplying any such increase by a fraction, the numerator of which shall be the total gross rentable area of the Demised premises (i.e., 33,025 square feet) and the denominator of which shall be the total gross rentable area of the building of which the Demised premises form a part (i.e., 230,000 square feet), i.e., 14.36%.

          B. TENANT shall similarly pay its proportionate share as determined in sub-paragraph "A" above of any ad valorem assessments, or impositions against the real property of which the Demised premises form a part and its proportionate share of any taxes which shall be imposed in lieu of any ad valorem real property tax as the same is presently considered, except that TENANT shall not be obligated to pay any portion of any assessment or impositions (whether payable in installments or otherwise) which have become a lien prior to the commencement of the term of this lease. In the event that there shall be any general or special assessments or impositions against the said real property which the TENANT is obligated to pay a proportionate share, the LANDLORD agrees that if the said assessments or impositions may be paid in installments that the LANDLORD will elect to pay the same in installments and the TENANT shall only be responsible to pay its proportionate share of those installments which cover the period of the term of the lease. Landlord represents that as of the commencement date of this lease there are no special assessments with reference to this building, and TENANT shall not be responsible for any liens or assessments which have occurred prior to its occupancy of the demised premises which are or may be liens in the future.

     Section 3.3 In the event that LANDLORD or any major tenant of the building should contest any taxes or assessments levied against the building, the TENANT agrees to cooperate but is not obligated to contribute to any expenses incurred by the LANDLORD in any such proceeding or action. In the event that there shall be any refunds of taxes by reason of any such action or proceeding, the TENANT shall be entitled to receive back its proportionate share of the net refund (after deducting therefrom the cost of the action or proceeding including, without limitation, fees for experts, court costs, attorney's etc.). In no event shall TENANT be entitled to any refund in excess of the amount of taxes paid by the TENANT for the year for which such refund was made.

          Section 3.4 Commencing on first anniversary at the the commencement date hereof and continuing throughout the balance of the term of this lease and any extended term, TENANT shall pay to the LANDLORD, as additional rent, within ten days after LANDLORD renders a bill therefore, any increase in energy charges.

          A. For the purpose of this clause, the following terms shall have the following meanings:

               TENANT'S Energy Base = $115,587.50 (representing LANDLORD'S present cost for TENANT'S electricity, heat and air conditioning and common area electricity on an annual basis.)

               KWH - The cost per kilowatt hour of electricity furnished by Long Island Lighting Company. (To determine the KWH, LANDLORD'S bill for electricity shall be divided by the number of kilowatt hours shown thereon).

          B. In the event that any time during the term of this lease the KWH shall be increased above 14.53 cents per KWH (the average annual KWH in effect during the last 12 months), then in that event the percentage of such increase shall be multiplied by the TENANT'S Energy Base and the resulting amount shall be paid to the LANDLORD as additional rent as hereinabove provided.

          C. LANDLORD shall have the option to bill the TENANT for energy increases at the end of any Long Island Lighting Company billing period (which shows an increase) or quarter-annually. Any such statement sent by LANDLORD shall be accompanied by supporting data to show the KWH at the time of the commencement of this lease and the KWH at the time of the increase. The Long Island Lighting Company bills supporting such increase will be exhibited to the TENANT at the LANDLORD'S office during business hours upon at least ten (10) days prior written request.

     Section 3.5 Rent and Additional Rent shall be payable in lawful money of the United States to the LANDLORD at CS #990, Hempstead, New York 11550, or at such other place as the LANDLORD may from time to time designate, in advance, without notice, demand, offset or deduction except as specifically set forth herein. In the event any payment of Basic Rent or Additional Rent shall not be made to LANDLORD within ten days of the due date thereof there shall be added to the amount a sum equal to three percent of the unpaid items to help to defray LANDLORD'S additional costs for additional bookkeeping and other costs in connection therewith.

                               THIS PAGE DELETED

                               THIS PAGE DELETED

                                   ARTICLE IV

                             UTILITIES AND SERVICES

     Section 4.1 Throughout the term of this lease LANDLORD shall supply and TENANT shall pay for the electricity in the Demised Premises and for the common areas for normal lighting. The TENANT shall use no electric equipment in the Demised Premises other than normal typewriters and other normal small office business machines, including computers and file servers not using more than 110 volts. If the TENANT introduces equipment onto the premises other than other normal small office business machines, TENANT shall reimburse LANDLORD for the cost of the electricity necessary for same.

     Section 4.2 LANDLORD shall supply, at LANDLORD'S own cost and expense, water to the building of which the Demised Premises form a part for normal office building consumption.

     Section 4.3 The cost of electricity to the TENANT during the term of this lease shall be determined as follows:

     A. TENANT shall pay the sum of $62,747.50 per year payable in equal monthly installments of $5,228.96 in advance.

     B. If the cost of electricity increases during the term of this lease, TENANT shall pay any increases in Energy Charges as determined in Section 3.4 of this lease.

     Section 4.4 The LANDLORD covenants to provide and pay for heat and air-conditioning to the building between the hours of 8:00 AM. and 6:00 P.M., Monday through Friday and Saturday between the hours of 8:00 A.M. to 1:00 P.M. In addition, LANDLORD covenants to provide and pay for elevator service and TENANT electricity 24 hours a day, 7 days a week at no additional cost to the TENANT. However, if one of the days about is a "Holiday", the above services shall not be in operation. The term "Holiday" shall mean New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, and such other Holidays as may from time to time be nationally recognized. TENANT shall have access to the Demised Premises 24 hours a day, 7 days a week.

     Notwithstanding the above, TENANT shall be entitled to up to 30 hours of overtime heat and air-conditioning service, per annum, to the demised premises, at no cost and expense to the TENANT.

     Section 4.5 The LANDLORD covenants to provide and pay for cleaning services by LANDLORD'S cleaner as per the Cleaning Specifications attached hereto and made a part hereof as Exhibit

     Section 4.6 LANDLORD agrees that TENANT'S move into or out of the Building shall take place on Saturdays, Sundays and Holidays, and that during the period while TENANT is in the process of moving into the Building, LANDLORD, at

TENANT'S expense, shall furnish a Supervisor from LANDLORD'S staff during the move-in period. TENANT agrees to give at least seven days' prior written notice to LANDLORD of the date of any such move, and the time thereof and TENANT shall use the loading areas and service elevator designated by LANDLORD for such moving and deliveries, and to otherwise abide by the Rules established by LANDLORD as respect deliveries to or moving into or out of the Demised Premises. TENANT shall supply at TENANT'S cost and expense protective coverings to protect the floors and walls of the Building when moving into or out of the Demised Premises or when receiving or sending any bulky or heavy materials.

                                    ARTICLE V

                     LANDLORD'S WORK, REPAIR AND MAINTENANCE

     Section 5.1 The LANDLORD agrees at its own cost and expense to do the work relating to the Demised Premises in accordance with the Work Letter attached hereto, as Exhibit "C".

     Section 5.2 TENANT may have its workmen commence work in the Demised Premises prior to the substantial completion of LANDLORD'S work, provided that such workmen do not in any manner interfere with or impede LANDLORD'S workers. In the event that TENANT'S workers shall interfere with or impede LANDLORD'S workers, then upon notice from LANDLORD, TENANT will immediately remove its workers from the Demised Premises. TENANT'S entry into the Demised Premises for the purpose of making TENANT'S installations shall not be deemed a waiver of any of the TENANT'S rights under the lease, nor shall the same be deemed an acceptance of the work to be done by the LANDLORD hereunder, nor shall TENANT be charged for entering upon the Demised Premises, nor shall TENANT commencing work effect the Lease Commitment Date.

     Section 5.3 The TENANT covenants throughout the term of this lease, at the TENANT'S sole cost and expense to take good care of the interior of the Demised Premises and keep the same in good order and condition and to make all repairs therein except as provided in Section "5.4" hereof.

     Section 5.4 The LANDLORD covenants throughout the term of this lease, at the LANDLORD'S sole cost and expense, to make all structural repairs to the building in which the Demised Premises are located and shall also maintain and keep in good repair the building's sanitary, electrical, heating and other systems servicing or located, in or passing through the Demised Premises, other than

          (i) To any Systems, facilities and equipment installed on behalf of the TENANT; and


          (ii) To any of the improvements to the interior of the Demised Premises undertaken and completed by the TENANT; and

          (iii) Any repairs which are necessitated by any act or omission of the TENANT, its agents, servants, employees or invitees, which repairs TENANT shall make at its own cost and expense.

     Section 5.5 Except as expressly provided otherwise in this lease, there shall be no allowance to the TENANT or diminution of rent and no liability on the part of the LANDLORD by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the building, on the Demised Premises, in the parking area, or in and to the fixtures, appurtenances and equipment thereof. The LANDLORD agrees to do any work to be done by it in such a manner as not to unreasonably interfere with the TENANT'S use of the Demised Premises.

                                   ARTICLE VI

            CHANGES AND ALTERATIONS -- SURRENDER OF DEMISED PREMISES

     Section 6.1 The TENANT shall have the right, at any time and from time to time, during the term of this lease to make such nonstructural changes and alterations to the Demised Premises as the TENANT shall deem necessary or desirable. However, all changes and alterations must be made with the written consent of the LANDLORD and any alterations affecting HVAC and electrical work, including lighting, must be done by the LANDLORD at TENANT'S sole cost and expense.

     Section 6.2 The TENANT agrees not to place any signs on the roof or on or about the inside or outside of the building in which the Demised Premises are situated, except for signs inside of the Demised Premises which may not be seen from the outside.

     Section 6.3 All improvements and alterations made or installed by or on behalf of the TENANT, shall immediately upon completion of installation thereof be and become the property of the LANDLORD without payment therefor by the LANDLORD.

     Section 6.4 The TENANT shall, upon the expiration or earlier termination of this lease, surrender to the LANDLORD the Demised Premises, together with all alterations and replacement thereto, in good order and condition, except for reasonable wear and tear or damage by fire or casualty.

     If the TENANT shall make any alterations or changes or additions to the Demised Premises, after the commencement of the term of this lease, and LANDLORD shall desire the same to be removed upon the expiration of the term hereof, then upon LANDLORD'S giving notice to the TENANT of its desire to have the same removed, the TENANT will remove the same prior to the expiration of the term hereof at TENANT'S sole cost and expense and TENANT will, at its own cost and expense, restore the premises to the condition which they were in just prior to the commencement of the term hereof, normal wear and tear and damage by fire excepted.

     Section 6.5 In connection with any alterations to the Demised Premises done by TENANT including decorating, prior to any work being commenced, TENANT shall supply to LANDLORD: (i) liability insurance from the Contractor doing the work in an amount not less than Three Million Dollars, naming LANDLORD as an additionally named insured; (ii) evidence that all workers doing work in the Demised Premises are covered by Workmen's Compensation Insurance; (iii) an agreement from TENANT'S contractor to remove all debris from the premises shown on Exhibit "B" after 6:00 P.M. at the end of each day's work. In the event TENANT'S contractor shall fail to remove debris on a daily basis, as hereinabove provided, LANDLORD may order said contractors off the premises and refuse them access to the Building thereafter.

                                   ARTICLE VII

                    COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

     Section 7.1 The TENANT covenants throughout the term of this lease and any renewals hereof, at the TENANT'S sole cost and expense, to comply with all laws and ordinances and the orders and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, which may be applicable to the TENANT'S use or occupancy of the Demised Premises.

     Section 7.2 The TENANT shall have the right to contest by appropriate legal proceedings, in the name of the TENANT or the LANDLORD or both, but without cost or expense to the LANDLORD, the validity of any law, ordinance, order or requirement of the nature referred to in Section "7.1" hereof. Provided such noncompliance does not subject the LANDLORD to any criminal liability for failure so to comply therewith, the TENANT may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch, and if any lien or charge is incurred by reason of noncompliance, the TENANT may nevertheless make the contest aforesaid and delay compliance as aforesaid, provided that the TENANT indemnifies the LANDLORD against any loss or injury by reason of such noncompliance or delay therein.

     Section 7.3 LANDLORD covenants and agrees that at the time of the commencement of the term of this lease Demised Premises comply with all laws, ordinances and regulations applicable thereto.

                                  ARTICLE VIII

                                MECHANIC'S LIENS

     Section 8.1 The TENANT covenants not to suffer or permit any mechanic's liens to be filed against the fee interest of the LANDLORD nor against TENANT'S leasehold interest in the Demised Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the TENANT or any contractor, subcontractor or any other party or person acting at the request of the TENANT, or anyone holding the Demised Premises or any part thereof through or under the TENANT. TENANT agrees that in the event any mechanic's lien shall be filed against the fee interest of the LANDLORD or against the TENANT'S leasehold interest the TENANT shall, within thirty (30) days after receiving notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or order of a court competent jurisdiction or to commence legal proceedings to remove such lien.

     If TENANT shall fail to cause such lien to be discharged or bonded within the period aforesaid, then in addition to any other right or remedy, LANDLORD may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by procuring the discharge of such lien by deposit by bonding proceedings, any such event, LANDLORD shall be entitled, if LANDLORD so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances, except as otherwise provided for in any security agreement. Any amount so paid by LANDLORD and all reasonable costs and expenses incurred by LANDLORD or the fee owner in connection therewith, including but not limited to premiums on any bonds filed and attorneys' fees, shall constitute Additional Rental payable by TENANT under this lease and shall be paid by TENANT to LANDLORD within ten days of demand therefor.

                                   ARTICLE IX

                   INSPECTION OF DEMISED PREMISES BY LANDLORD

     Section 9.1 The TENANT agrees to permit the LANDLORD and the authorized representatives of the LANDLORD to enter the Demised Premises at all reasonable times during TENANT'S usual business hours for the purpose of (a) inspecting the same, and (b) making any necessary repairs to the Demised Premises.

     Section 9.2 The LANDLORD is hereby given the right during TENANT'S usual business hours to enter the Demised Premises with notice to TENANT to exhibit the same for the purpose of sale or mortgage and, during the last six (6) months of the initial term, to exhibit the same to prospective tenants for the purposes of renting, provided that said inspections do not materially interfere with TENANT use of the Demised Premises.

     Section 9.3 With regard to Sections 9.1 and 9.2, LANDLORD shall endeavor to give reasonable notice to TENANT of LANDLORD'S intention to inspect the premises or to make repairs.

                                   ARTICLE IX

                           RIGHT TO PERFORM COVENANTS

     Section 10.1 The TENANT covenants and agrees that if the TENANT shall at any time fail to make any payment or perform any other act on its part to be made or performed under this lease, the LANDLORD, after the expiration of any time limitation set forth in this lease (except in cases of emergency) may, but shall not be obligated to, make such payment or perform such other act to the extent the LANDLORD may deem desirable, and in connection therewith to pay expenses and employ counsel. All sums so paid by the LANDLORD and all expenses in connection therewith shall be deemed additional rent hereunder and be payable to the LANDLORD on the first day of the next month and the LANDLORD shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of the basic rent reserved hereunder.

                                   ARTICLE XI

                              DAMAGE OR DESTRUCTION

     Section 11.1 A. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, TENANT shall give immediate notice thereof to LANDLORD and this lease shall continue in full force and effect except as hereinafter set forth.

          B. If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of LANDLORD to the extent that said damages include those installations originally installed by LANDLORD.

          C. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the LANDLORD shall have the right to elect not to restore the same as hereinafter provided.

          D. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that LANDLORD shall decide to demolish it or not to rebuild it, then, in any of such events, LANDLORD may elect to terminate this lease or rebuild by written notice to TENANT given within ninety (90) days after such fire or casualty specifying a date for the expiration of the lease or rebuilding, which date shall not be more than sixty (60) days after the giving of such notice. Upon the date specified in a notice of termination the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and TENANT shall forthwith quit, surrender and vacate the premises without prejudice however, to LANDLORD'S rights and remedies against TENANT under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by TENANT which were on account of any period subsequent to such date shall be returned to TENANT. Unless LANDLORD shall serve a termination notice as provided for herein, LANDLORD shall make the repairs and restorations under the conditions of "B" and "C" hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond LANDLORD'S control.

          E. Nothing contained hereinabove shall relieve TENANT from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectable and to the extent permitted by law, LANDLORD and TENANT each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. LANDLORD and TENANT'S insurance policies shall contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such policy can be obtained without additional premiums. In the event that there are additional premiums for such waiver of subrogation, the party in whose favor such waiver is intended shall have the option to either pay the additional premium or waive the condition that the other's policy contain the same. TENANT acknowledges that LANDLORD will not carry insurance on TENANT'S furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by TENANT and agrees that LANDLORD will not be obligated to repair any damage thereto or replace the same.

          F. TENANT hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

     Section 11.2 The TENANT shall not knowingly do or permit to be done any act or thing upon the Demised Premises, which will invalidate or be in conflict with fire insurance policies covering the building of which Demised Premises form a part, and fixtures and property therein. The TENANT shall at its expense comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body, which may be applicable to the TENANT'S use and occupancy of the Demised Premises, provided that the necessity for such compliance results from the use and occupancy of the Demised Premises by the TENANT, and shall not do, or permit anything to be done, in or upon the Demised Premises or bring or keep anything therein, or use the Demised Premises in a manner which shall increase the rate of fire insurance on the building of which the Demised Premises form a part, or on the property located therein, over that in effect when the lease commenced, unless the TENANT shall reimburse the LANDLORD, as additional rent hereunder, for that part of all insurance premiums thereafter paid by the LANDLORD, which shall have been charged because of such failure or use by the TENANT, and shall make such reimbursement upon the first day of the month following receipt of notice of such outlay by the LANDLORD and evidence of the payment thereof.

     Section 11.3 Notwithstanding anything to the contrary contained in this lease, during any period after damage or destruction and until the premises have been restored, the TENANT shall be entitled to an abatement of rent and additional rent for the unusable portion of the Demised Premises, on a square foot basis.

                                   ARTICLE XII

                                  CONDEMNATION

     Section 12.1 If the whole of the Demised Premises shall be taken for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or eminent domain, or by agreement between LANDLORD and those having the authority to exercise such right (hereinafter called "Taking"), the term of this lease and all rights of TENANT hereunder, except as hereinafter provided, shall cease and expire as of the date of vesting of title as a result of the Taking and the rent or additional rent paid for a period after such date shall be refunded to TENANT upon demand.

     Section 12.2 In the event of a Taking of less than the whole of the Demised Premises, or the whole or part of the parking area, this lease shall cease and expire in respect of the portion of the Demised Premises and/or the parking area taken upon vesting of title as a result of the Taking, and, if the Taking results in the portion of the Demised Premises remaining after the Taking being inadequate, in the judgement of TENANT, for the efficient, economical operation of the TENANT'S business conducted at such time in the Demised Premises, TENANT may elect to terminate this lease by giving notice to LANDLORD of such election not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice to LANDLORD is given, and upon the date specified in such notice to LANDLORD, this lease and the term hereof shall cease and expire. If TENANT does not elect to terminate this lease aforesaid:

          (i) The new rent payable under this lease shall be the product of the basic rent payable under this lease multiplied by a fraction, the numerator of which is the net rentable area of the Demised Premises remaining after the Taking, and the denominator of which is the net rentable area of the Demised Premises immediately preceding the Taking, and

          (ii) The net award for the Taking shall be paid to and first used by LANDLORD, subject to the rights of mortgagee, to restore the portion of the Demised Premises and the building remaining after the Taking to substantially the same condition and tenantability (hereinafter called the "Pre-Taking Condition") as existed immediately preceding the date of the Taking.

     Section 12.3 In the event of a Taking of less than the whole of the Demised Premises which occurs during the period of two (2) years next preceding the date of expiration of the term of this lease, LANDLORD or TENANT may elect to terminate this lease by giving notice to the other party to this lease of such election, not more than forty-five (45) days after the actual Taking by the condemning authority, stating the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given, and upon the date specified in such notice, this lease and the term hereof shall cease and expire and all rent and additional rent paid under this lease for a period after 'such date of termination shall be refunded to TENANT upon demand. On or before such date of termination, TENANT shall vacate the Demised Premises, and any of TENANT'S property remaining in the Demised Premises subsequent to such date of termination shall be deemed abandoned by TENANT and shall become the property of LANDLORD.

     Section 12.4 In the event of a Taking of the Demised Premises or any part thereof, and whether or not this lease is terminated, TENANT shall have no claim against LANDLORD or the condemning authority for the value of the unexpired term of this lease, but:

          (i) TENANT may interpose and prosecute in any proceedings in respect of the Taking, independent of any claim of LANDLORD, a claim for the reasonable value of TENANT'S fixtures and

          (ii) A claim for TENANT'S moving expenses.

                                  ARTICLE XIII

                           BANKRUPTCY OR OTHER DEFAULT

     Section 13.1 A. Events of Bankruptcy. The following shall be Events of Bankruptcy under this lease:

          (i) TENANT'S becoming insolvent, as the term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq.

     (the "Bankruptcy Code") or under the insolvency laws of New York State as determined by a final non-appealable order of court of a court of competent jurisdiction adjudicating the TENANT is insolvent by either the term as defined in Title 11 of the United States Code or under the Insolvency Laws of New York State;

          (ii) The appointment of a Receiver of Custodian for any or all of TENANT'S property or assets;

          (iii) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws:

          (iv) The filing of an involuntary petition against TENANT as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or,

          (v) TENANT'S making or consenting to an assignment for the benefit of creditors of a common law composition of creditors.

     B. Landlord's Remedies.

          (i) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, LANDLORD shall have the right to terminate this lease by giving thirty days prior written notice to TENANT, provided, however, that this Section "13.1 (B) (i)" shall have no effect while a case in which TENANT is the subject debtor under the Bankruptcy Code is pending, unless TENANT or its Trustee in Bankruptcy is unable to comply with the provisions of Sections "13.1

     (B) (v)" and "13.l (B) (vi)" below. If TENANT or its Trustee is unable to comply with Sections "13.01 (B) (v)" and "13.1 (B) (vi)" below, this lease shall automatically cease and terminate, and TENANT shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Section "13.1 (B) (i)". Any other notice to quit, or notice of LANDLORD'S intention to re-enter is hereby expressly waived. If LANDLORD elects to terminate this lease, everything contained in this lease on the part of LANDLORD to be done and performed shall cease without prejudice, subject, however, to the right of LANDLORD to recover from TENANT all rent and any other sums accrued up to the time of termination or recovery of possession by LANDLORD, whichever is later, and any other monetary damages or loss of reserved rent sustained by LANDLORD.

          (ii) Suit for Possession. Upon termination of this lease pursuant to Section "13.1 (B) (i)", LANDLORD may proceed to recover possession under any by virtue of the provisions of the laws of the State of New York, or by such other proceedings, including re-entry and possession, as may be applicable.

          (iii) Reletting of Premises. Upon termination of this lease pursuant to Section "13.1 (B) (i)", the premises may be relet by LANDLORD for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental reserved under this lease (and any of the costs, expenses, or damages indicated below) shall not be realized by LANDLORD, TENANT shall be liable for all damages sustained by LANDLORD, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in the first class rentable condition. LANDLORD, in putting the premises in good order or preparing the same for re-rental may, at LANDLORD'S option, make such alterations, repairs, or replacements in the premises as LANDLORD, in LANDLORD'S sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release TENANT from liability hereunder as aforesaid. LANDLORD shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall TENANT be entitled to receive any excess, if any, of such net rent collected over the sums payable by TENANT to LANDLORD hereunder.

          (iv) Monetary Damages. Any damage or loss of rent sustained by LANDLORD as a result of an Event of Bankruptcy may be recovered by LANDLORD, at LANDLORD'S option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this lease (in which event TENANT hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this lease, in which event TENANT agrees to pay LANDLORD the difference between the present value of the rent reserved under this lease on the date of breach, discounted at eight percent per annum, and the fair market rental value of the Demised Premises on the date of breach. In the event TENANT becomes the subject debtor in a case under the Bankruptcy Code the provisions of this Section "13.1 (B) (iv)" may be limited by the limitations of damage provisions of the Bankruptcy Code.

          (v) Assumption or Assignment by Trustee. In the event TENANT becomes the subject debtor in a case pending under the Bankruptcy Code, LANDLORD'S right to terminate this lease pursuant to this Section "13.1" shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this lease. The Trustee shall not have the right to assume or assign this lease unless the Trustee: (a) promptly cures all defaults under this lease, (b)

     promptly compensates LANDLORD for monetary damages incurred as a result of such default, and (c) provides adequate assurance of future performance.

          (vi) Adequate Assurance of Future Performance. LANDLORD and TENANT hereby agree in advance that adequate assurance of future performance, as used in Section "13.l (B) (v)" above, shall mean that all of the following minimum criteria must be met:

          (a) The Trustee must pay to LANDLORD, at the time the next payment of rent is then due under this lease, in addition to such payment of rent, an amount equal to the next three month's rent due under this lease, said amount to be held by LANDLORD in escrow until either the Trustee or TENANT defaults in its payment of rent or other obligations under this lease (whereupon LANDLORD shall have the right to draw such escrow funds) or until the expiration of this lease (whereupon the funds shall be returned to the Trustee or TENANT);

          (b) The TENANT or Trustee must agree to pay to the LANDLORD, at any time the LANDLORD is authorized to and does draw on the funds escrowed pursuant to Section "13.1 (B) (vi) (a)" above, the amount necessary to restore such escrow account to the original level required by said provision;

          (c) TENANT must pay its estimate pro-rata share of the cost of all services provided by LANDLORD (whether directly or through agents or contractors, and whether or not the cost of such service is to be passed through to TENANT) in advance of the performance or provision of such services;

          (d) The Trustee must agree that TENANT'S business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises;

          (e) The Trustee must agree that the use of the premises as stated in this lease will remain unchanged;

          (f) The Trustee must agree that the assumption or assignment of this lease will not violate or affect the rights of other tenants of the LANDLORD.

          (vii) Failure to Provide Adequate Assurance. In the event TENANT is unable to:

          (a) cure its defaults; or

          (b) reimburse LANDLORD for its monetary damages; or

          (c) pay the rent due under this lease, on time (or within five days of the due date); or,


          (d) meet the criteria and obligations imposed by Section "13.1 (B)
     (vi)" above; then TENANT agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this lease may be terminated by LANDLORD in accordance with Section "13.1 (B) (i)" above.

     Section 13.2 Default of TENANT

     A. Events of Default. The following shall be Events of Default under this lease.

     (i) TENANT'S failure to pay any monthly installment of Basic Annual Rent or Additional Rent, the amount of which has been ascertained, within ten days after notice of such failure from LANDLORD.

     (ii) TENANT'S failure to make any other payment required under this lease if such failure shall continue beyond ten days after LANDLORD'S notice that the same has not been paid.

     (iii) TENANT'S violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by TENANT if such violation or failure continues for a period of five days after LANDLORD'S written notice thereof to TENANT, provided that no such notice shall be required if TENANT has received a similar notice within one hundred eighty days of such violation or failure.

     (iv) In the event of any violation or failure to perform a covenant as contemplated in Section '13.2(A)(iii)', and if such covenant cannot be performed within the said five day period, then and in that event, providing TENANT has promptly commenced to cure such violation and is diligently proceeding with the cure the time within which TENANT may cure the same shall be extended to such reasonable time as may be necessary to cure the same with all due diligence.

B. If an Event of Default as hereinabove specified in Section '13.2(A)(i), (ii) or (iii)' shall occur, and shall not be cured within the time period specified in LANDLORD'S notice, or as to a default provided for in Section '13.2(A) (iii)' if same shall recur within 180 days of LANDLORD'S last notice of same then:

(i) LANDLORD may give TENANT a five day notice of its intention to end the term of this lease, and thereupon, at the expiration of said five day period, this lease shall expire as fully and completely as if the day were the date herein originally fixed for the expiration of the term, and TENANT shall then quit and surrender the premises to LANDLORD but TENANT shall continue to remain liable as hereinafter provided; or, (ii) LANDLORD, without prejudice to any other right or remedy of LANDLORD, held hereunder or by operation of law, and notwithstanding any waiver of any breach of a condition or Event of Default hereunder, may, at its option and without further notice, re-enter the Demised Premises or dispossess TENANT and any legal representative or successor of TENANT or other occupant of the premises by summary proceedings or other appropriate suit, action or proceeding or otherwise and remove his, her or its effects and hold the Demised Premises as if this lease had not been made; and TENANT hereby expressly waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

     Section 13.3 A. Notwithstanding such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, as provided in Section '13.2' above, TENANT shall continue liable during the full period which would otherwise have constituted the balance of the term hereof, and shall pay as liquidated damages at the same times as the Basic Annual Rent and Additional Rent and other charges become payable under the terms hereof, a sum equivalent to the Basic Annual Rent and Additional Rent and other charges reserved herein (less only the net proceeds of reletting as hereinafter provided), and LANDLORD may rent the Demised Premises either in the name of LANDLORD or otherwise, reserving the right to rent the Demised Premises for a term or terms which may be less than or exceed the period which would otherwise have been the balance of the term of this lease without releasing the original TENANT from any liability, applying any monies collected, first to the expense of resuming or obtaining possession, next to restoring the premises to a rentable condition, and then to the payment of any brokerage commissions and legal fees in connection with the reletting of the Demised Premises and then to the payment of the Basic Annual Rent, Additional Rent and other charges due and to grow due to LANDLORD hereunder, together with reasonable legal fees of LANDLORD therefore.

     B. Under any of the circumstances hereinbefore mentioned in which LANDLORD shall have the right to hold TENANT liable to pay LANDLORD the equivalent of the amount of all the Basic Rent, Additional Rent and all other charges required to be paid by TENANT less the net avails of reletting, if any, LANDLORD shall have the election in place and instead of holding TENANT so liable, forthwith to recover against TENANT as damages for loss of the bargain and not as a penalty an aggregate sum which at the time of such termination of this lease or of such recovery of possession of the premises by LANDLORD, as the case may be, represents the then present worth of the aggregate of the Basic Rent, Additional Rent and all other charges payable by TENANT hereunder that would have accrued for the balance of the term of this lease then running over.

     Section 13.4 LANDLORD and TENANT do hereby mutually waive trial by jury in any action, proceeding or counterclaim brought by either LANDLORD or TENANT against the other with regard to any matters whatsoever arising out of or in any way connected with this lease, the relationship of LANDLORD and TENANT, and TENANT'S use or occupancy of the Demised Premises, provided such waiver is not prohibited by any laws of the State of New York. Any action or proceeding brought by either party hereto against the other, directly or indirectly, arising out of this agreement (except for a summary proceeding), shall be brought in a court in the County in which the Demised Premises are located and all motions in any such action shall be made in such County.

     Section 13.5 TENANT hereby agrees that in any action or summary proceeding brought by LANDLORD for the recovery of Basic Annual Rent or Additional Rent, it will not interpose any counter-claim or set-off nor will TENANT seek to consolidate or join for trial any such action or proceeding with any other action or proceeding.

     Section 13.6 If TENANT shall default in the observance or performance of any term or covenant on TENANT'S part to be observed or performed under or by virtue of any of the terms or provisions in this article of this lease, LANDLORD may immediately or at any time thereafter and without notice perform the same for the account of TENANT, and if LANDLORD makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys' fees in instituting, prosecuting or defending any action or proceeding such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by TENANT to LANDLORD within five (5) days of rendition of any bill or statement to TENANT therefore.

     Section 13.7 In the event of any default by the TENANT hereunder and the LANDLORD shall commence any action or other proceeding against the TENANT in which the LANDLORD shall be successful, or which shall be settled by the payment of a sum of money to the LANDLORD by the TENANT the TENANT agrees to reimburse the LANDLORD for attorneys' fees in connection with such action or proceeding.


                                      -33A-

                                   ARTICLE XIV

                        CUMULATIVE REMEDIES -- NO WAIVER

     Section 14.1 The specific remedies to which the LANDLORD or the TENANT may resort under the terms of this lease are cumulative and are not intended to be exclusive or any other remedies or means or redress of which they may be lawfully entitled in case of any breach or threatened breach by either of them of any provision of this lease. The failure of the LANDLORD to insist in any one or more cases upon the strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the LANDLORD of rent with knowledge of the reach of any covenant thereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by either party hereto of any provision in this lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by both the LANDLORD and the TENANT. In addition to the other remedies in this lease provided, the LANDLORD shall be entitled to restraint by injunction of any violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this lease or to a decree compelling performance of any such covenants, conditions or provisions.

                                   ARTICLE XV

                                  SUBORDINATION

     Section 15.1 It is hereby expressly agreed that this lease and all rights of the TENANT hereunder shall be subject and subordinate at all times to any mortgages and any renewals, replacements, extensions of modifications thereof which may now be or shall hereafter become liens on the Demised Premises or the land and building of which the same form a part. The TENANT agrees that at any time upon five (5) days' written notice the TENANT will execute and deliver to the LANDLORD a subordination agreement confirming the provisions of this article. Failure of TENANT to execute and deliver such agreement shall not affect the subordination provided for hereunder.

     Section 15.2 This lease is specifically made subordinate to a mortgage given to an institutional lender and notwithstanding whether or not any formal subordination agreement is executed, this lease shall at all times be subordinate to any replacements, extensions, modifications or consolidations hereof.

                                   ARTICLE XVI

                                 QUIET ENJOYMENT

     Section 16.1 The LANDLORD covenants and agrees that the TENANT, upon paying the basic rent and all other charges herein provided and observing and keeping the covenants, agreements and conditions of this lease on its part to be kept, shall and may peaceably and quietly hold, occupy and enjoy the Demised Premises during the term of this lease.

                                  ARTICLE XVII

                                     NOTICES

     Section 17.1 All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the LANDLORD to the TENANT shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the TENANT at the Demised Premises or Temporary Demised Premises,

or at such other place as the TENANT may from time to time designate in a written notice to the LANDLORD. All notices, demands and requests by the TENANT to the LANDLORD shall be deemed to have been properly given if sent by United States registered or certified mail, postage prepaid, addressed to the LANDLORD at the address first above written, or at such other place as the LANDLORD may from time to time designate in a written notice to the TENANT. Notices to the TENANT may be given by the attorney for the LANDLORD with the same force and effect as if given by the LANDLORD.

                                  ARTICLE XVIII

                        DEFINITION OF CERTAIN TERMS, ETC.

     Section 18.1 The captions of this lease are for convenience and reference only and in no way define, limit or describe the scope or intention of this lease or in any way affect this lease.

     Section 18.2 The term "TENANT" as referred to hereunder shall refer to this TENANT and any successor or assignee of this TENANT.

     Section 18.3 The term "LANDLORD" as used hereunder shall mean only the owner for the time being of the land and building of which the Demised Premises form a part, so that in the event of any sale or sales, or in the event of a lease of said land and building this LANDLORD shall be and hereby is entirely free and relieved of all covenants and obligations of LANDLORD hereunder and it shall be deemed and construed without further agreement between the parties, or their successors in interest, that the purchaser or lessee of the building has agreed to carry out all of the terms and covenants and obligations of the LANDLORD hereunder.

                                   ARTICLE XIX

                       INVALIDITY OF PARTICULAR PROVISIONS

     Section 19.1 If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term of provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE XX

                COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

     Section 20.1 It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of the LANDLORD, its successors and assigns, and the TENANT, its successors and assigns, subject to the provisions of this lease.

                                    INSURANCE

     Section 21.1 TENANT shall at all times during the term hereby carry Public Liability Insurance for the Demised Premises naming LANDLORD as an additional insured with limits of $3,000,000.00 for injury to persons and $250,000.00 for property damage.

     Section 21.2 Prior to taking possession, TENANT shall deliver to the LANDLORD a certificate of the insurance company licensed to do business in the State of New York with a bests rating of A, certifying that the aforesaid liability policy is in full force and effect. A certificate evidencing the renewal of such liability insurance policy shall be delivered to the LANDLORD at least twenty (20) days before the expiration thereof and each such renewal certificate shall include the LANDLORD as an additional insured. TENANT may carry aforesaid insurance as a part of a blanket policy provided, however, that a certificate thereof naming the LANDLORD as an additional insured is delivered to the LANDLORD as aforesaid. Such policy of insurance or certificate shall also provide that said insurance may not be canceled unless ten (10) days' notice is given to the LANDLORD prior to such cancellation and that the insurance as to the interest of the LANDLORD shall not be invalidated by any act or neglect of the TENANT.

     Section 21.3 TENANT shall prior to doing any work in the Demised Premises obtain any and all permits necessary therefore and will provide Worker's Compensation Insurance and Liability Insurance in the limits provided for in Section "21.1" hereof.

                                  ARTICLE XXII

                          USE, ASSIGNMENT OR SUBLETTING

     Section 22.1 The TENANT agrees to use the premises for general offices and for no other purpose. TENANT shall not permit occupancy of the Demised
Premises which in the aggregate exceeds one person for every two hundred square feet of usable area.

     Section 22.2 Unless the LANDLORD shall have given its consent thereto,

which shall not be unreasonaly withheld, this lease may not be assigned nor may the Demised Premises be sublet in whole or in part. Said consent shall be provided if such does not interfere with any existing or future restrictions which may be imposed by other TENANT'S restrictions on the LANDLORD as to use and occupany in the building. Any assignment or sublease shall not conflict with
Section 22.1 of the Lease. Notwithstanding anything to the contrary set forth herein, TENANT and/or Delta Funding Corporation shall have the right to assign this lease or sublet all or any portion of the Demised Premises to an "affiliate" or "affiliates" of TENANT, without any requirement of obtaining LANDLORD'S consent, but with notice to the LANDLORD of TENANT'S assignment or sublease. For purposes of this lease, the term "affiliate" shall mean a person or entity which controls, is controlled by, or under common control with, TENANT. The term "control" as used herein shall be deemed to mean ownership of more than 50% of the voting stock of a corporation on a fully diluted basis, or other majority equity and control interest, if not a corporation. TENANT shall also have the right with notice to the LANDLORD to assign its interest in this lease to any corporation or other legal entity which is a successor to TENANT either by merger or consolidation, without any requirement of obtaining LANDLORD'S consent, as long as said successor corporation or legal entity has a net worth not less than the original TENANT'S net worth.

                                 ARTICLE XXIII

                              RULES AND REGULATIONS

     Section 23.1 The TENANT agrees that it will abide by the rules and regulations attached hereto as Exhibit "E" and any reasonable amendments or additions thereto, provided the same are uniform as to all tenants.

                                  ARTICLE XXIV

                              LANDLORD'S LIABILITY

     Section 24.1 In the event that the LANDLORD shall default under the terms of this lease and the TENANT shall recover a judgement against the LANDLORD by reason of such default or for any reason arising out of the tenancy or use of the premises by the TENANT or the lease of the premises to the TENANT, the LANDLORD'S liability hereunder shall be limited to the LANDLORD'S interest in the land and building of which the Demised Premises form a part and no further and the TENANT agrees that in any proceeding to collect such judgement, the TENANT'S right to recovery shall be limited to the LANDLORD'S interest in the building of which the Demised Premises form a part.

                                   ARTICLE XXV

                                ENTIRE AGREEMENT

     Section 25.1 This instrument contains the entire agreement between the parties hereto and the same may not be changed, modified or altered except by a document in writing executed and acknowledged by the parties hereto.

                                  ARTICLE XXVI

                                  CERTIFICATES

     Section 26.l Upon request by the LANDLORD, the TENANT agrees to execute any certificate or certificates evidencing the commencement date of the term of the lease and the fact that the lease is in full force and effect, if such is the case, and that there are no set-offs or other claims against the LANDLORD or stating those claims which the TENANT might have against the LANDLORD.

     Section 26.2 Upon request by the LANDLORD, the TENANT agrees to execute a memorandum of this lease in recordable form which memorandum shall set forth the commencement dates of the lease and the subordination of the lease to a permanent first mortgage to be held by an institutional lender.

                                 ARTICLE XXVII

                                    SECURITY

                               THIS PAGE DELETED

                                 ARTICLE XXVIII

                                     BROKER

     Section 28.1 TENANT and LANDLORD represents they dealt with no one as broker in connection with this transaction.

                                  ARTICLE XXIX


                                      SIGNS

    Section 29.l TENANT shall be allowed, at no cost to the TENANT, to use fifteen lines on the building directory in the lobby of the building.

    Section 29.2 TENANT, at TENANT'S sole cost and expense, may have installed building standard signage on the entrance doors and the outside directory. LANDLORD will use its best efforts to have a new outside directory installed by March 31, 1994.

                                  ARTICLE XXX

                                  HOLDING OVER


     Section 30.1 TENANT covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this lease. If the TENANT retains possession of the Premises or any part thereof after the termination of the term1 the TENANT shall pay the LANDLORD Annual Basic Rent at 150% the monthly rate specified in Section 3.1 for the time the TENANT thus remains in possession and, in addition thereto, shall pay the LANDLORD for all damages, consequential as well as direct, sustained by reason of the TENANT'S retention of possession. If the TENANT remains in possession of the Premises, or any part thereof, after the termination of term, such holding over shall, at the election of the LANDLORD expressed in a written notice to the TENANT and not otherwise, constitute a renewal of this lease for one year. The provisions of this Section do not exclude the LANDLORD'S rights of re-entry or any other right hereunder, including without limitation, the right to refuse 150% of the monthly rent and instead to remove TENANT through summary proceedings for holding over beyond the expiration of the term of this lease.

                                  ARTICLE XXXI

                                 OPTION TO RENEW

     Section 31.1 Provided that TENANT is not in default under the terms of this lease, TENANT shall have the option to renew this lease for two five year periods. The first option terms shall be for the period of the 1st day of March 2004 through the 28th day of February 2009. The second option term shall be for the period of the 1st day of March 2009 through the 28th day of February 2014.

     The Annual Basic Rent for the option period(s) shall be 90% of fair market value (as detailed below). During the first option period, the monthly rent shall not be less nor more than 10% more than the rent paid in the last month of the initial term. During the second option period, the monthly rent shall not be less than nor more than 10% more than the last month's rent of the first option term.

     Tenant shall notify the Landlord of its intention to exercise its option(s) 12 months prior to the end of the term of this lease.

     To determine fair market value for the option period(s), LANDLORD and TENANT shall immediately meet to determine the then current market value rent for the Demised Premises for the option period(s).

     In the event that LANDLORD and TENANT are unable to agree on the market value rent for the option period(s) within ninety days of the date hereinabove set forth then within ten days of the expiration of said ninety day period, LANDLORD and TENANT shall each select an M.A.I. real estate appraiser familiar with commercial leasing in the area and notify the other of their selection and the said two appraisers shall meet within ten days after their selection to determine the Market Value Rent for the ensuing five year term. In the event that the two appraisers are unable to agree on the Market Value Rent, they shall pick a third appraiser whose determination of the Market Value Rent shall be conclusive upon the parties. In the event that the two appraisers are unable to select a third appraiser, the question of determining Market Value Rent shall be submitted to the AMERICAN ARBITRATION ASSOCIATION in Nassau County for decision under their rules then obtaining. The term "market value rent" for the purposes of this section shall be deemed to mean the fair market rental rate for like space similarly situated in first class office buildings reasonably proximate to the Building in the same geographical area as of the commencement of the five year period for which the Basic Annual Rent is being determined, taking into consideration the escalations and the base periods thereof as provided for in this lease.

     Notwithstanding the above, TENANT shall have the right to recant its notice to the LANDLORD to exercise the option within said ninety day period. Any monies expended by the LANDLORD, with prior written approval of the TENANT, during such ninety day period shall be reimbursed by TENANT.

                                  ARTICLE XXXII
                                OPTION TO EXPAND

     Section 32.01 If available, during the term of this lease TENANT shall have the right to expand the premises to any available contiguous space existing provided:

     (1) Such expansion is at least 1000 square feet rentable.


     (2) Said Work Letter is similar to TENANT'S existing premises for the general office area.

     (3) If the expansion takes place during the first five years of this lease, the TENANT'S rent shall be the same as TENANT'S existing rent on a proportionate basis.

     (4) If the expansion takes place during the sixth or seventh year of the Basic lease, TENANT'S rent shall be the same as TENANT'S existing rent on a proportionate basis plus TENANT shall pay 60% of the cost of construction if expansion takes place during the sixth lease year or 80% of the cost of construction if expansion takes place during the seventh lease year. Said expansion during the sixth or seventh lease year shall not exceed 5,000 square feet.

          If TENANT shall renew its lease (for a period of not less than five years), during years six and seven of the initial lease term, TENANT shall not be required to contribute towards the construction costs of the expansion space.

     (5) If space is not available at the time of notification by TENANT to the LANDLORD, LANDLORD shall notify TENANT as to what space is available or will be available during the next 12 month period.

     (6) LANDLORD and TENANT agree that if LANDLORD does not have space properly designed for use by the TENANT, the notice to expand shall be deferred until further notice, but the LANDLORD or TENANT has no further obligation to act on the request of the TENANT. LANDLORD shall use reasonable efforts to obtain space for TENANT, at no cost or expense to LANDLORD.

     IN WITNESS THEREOF, the parties have hereto have hereunto set their hands and seals the day and the year first above written.



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       BY: /s/ Rona V. Miller
                                          -------------------------------

                                       THE TILLES INVESTMENT COMPANY



                                       BY: /s/ Peter Tilles
                                          -------------------------------

                            FIRST AMENDMENT TO LEASE

     THIS AGREEMENT made the 20th day of January, 1994 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 130 Steamboat Road, Great Neck, New York, hereinafter referred to as the "TENANT".

                                   WITNESSETH:

     WHEREAS, the parties have heretofore on or about the 1st day of November 1993, entered into a certain agreement of lease, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT'S space shall be increased by 268 square feet rentable (Exhibit "A"), making the new total Demised Premises 33,293 square feet.

     SECOND: The TENANT shall pay to the LANDLORD, an Annual Basic Rent to The Tilles Investment Company at CS #990, Hempstead, New York 11550 in equal monthly installments as per the following schedule*:

      TERM                            ANNUAL RENT           MONTHLY RENT
      ----                            -----------           ------------
 1/15/94-3/31/94                    $   116,525.50        $    9,710.46
 (2 1/2 months)
 4/1/94-3/31/95                     $   565,981.00        $   47,165.08
 4/1/95-3/31/96                     $   585,956.90        $   48,829.73
 4/1/96-3/31/97                     $   606,598.46        $   50,549.87
 4/1/97-3/31/98                     $   627,905.98        $   52,325.50
 4/1/98-3/31/99                     $   649,987.36        $   54,156.61
 4/1/99-3/31/2000                   $   672,518.60        $   56,043.22
 4/1/00-3/31/01                     $   696,156.63        $   58,013.05

      TERM                            ANNUAL RENT           MONTHLY RENT
      ----                            -----------           ------------
4/1/01-3/31/02                      $   720,460.52        $   60,038.38
4/1/02-3/31/03                      $   745,763.20        $   62,146.93
4/1/03-3/31/04                      $   771,731.74        $   64,310.98

*(Replaces Rent Schedule in Section 3.1 of the Basic Lease)

     THIRD: Section 3.2 of the Basic Lease shall be changed to read as follows:
"...rentable area of the Demised Premises (i.e., 33,293 square feet) ....form a part (i.e., 230,000 square feet), i.e., l4.48%".


     FOURTH: Section 3.5A of the Basic Lease shall be changed to read as follows: "...TENANT'S Energy Base = $116,525.50".....

     FIFTH: Section 4.3A of the Basic Lease shall be changed to read as follows:...."pay the sum of $63,256.70 per year in equal monthly installments of
$5,271.39 in advance......"

     SIXTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as hereinabove provided all of the terms, covenants and conditions of said lease dated the 1st day of November, 1993 shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          -------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Rona V. Miller
                                          -------------------------------

                            SECOND AMENDMENT TO LEASE

     THIS AGREEMENT made the 23 day of [ILLEGIBLE], 1994 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                                   WITNESSETH:

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT'S space shall be increased by 644 square feet rentable (Exhibit "A"), making the total Demised Premises 33,937 square feet.

     SECOND: Commencing when the LANDLORD substantially completes the work in the increased space (approximately the 15th day of April, 1994), TENANT shall pay to the LANDLORD, an Annual Basic Rent to THE TILLES INVESTMENT COMPANY at CS #990, Hempstead, New York 11550 in equal monthly installments as per the following schedule*:

TERM                           ANNUAL RENT          MONTHLY RENT
----                           -----------          ------------
04/01/94 - 03/31/95          $  576,472.80         $   48,039.40
04/01/95 - 03/31/96          $  597,291.20         $   49,774.27
04/01/96 - 03/31/97          $  618,332.14         $   51,527.68
04/01/97 - 03/31/98          $  640,051.82         $   53,337.65
04/01/98 - 03/31/99          $  662,450.24         $   55,204.19
04/01/99 - 03/31/2000        $  685,527.40         $   57,127.28
04/01/00 - 03/31/01          $  709,622.67         $   59,135.22
04/01/01 - 03/31/02          $  734,396.68         $   61,199.72
04/01/02 - 03/31/03          $  760,188.80         $   63,349.07
04/01/03 - 03/31/04          $  786,659.66         $   65,554.97

* (Replaces the rent schedule in Section "Second" of the First Amendment to Lease.)

     THIRD: Section 3.2 of the Basic Lease shall be changed to read as follows:
".... rentable area of the Demised Premises (i.e., 33,937 square feet)...form a part (i.e., 230,000 square feet), i.e., 14.76%.


     FOURTH: Section 3.5A of the Basic Lease shall be changed to read as follows: ".... TENANT'S Energy Base $118,779.50..."

     FIFTH: Section 4.3A of the Basic Lease shall be changed to read as follows:
".... pay the sum of $64,480.30 per year in equal monthly installments of
$5,373.36 in advance..."

     SIXTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strict1y construed. It is further agreed that except as hereinabove provided all of the terms, covenants and conditions of said lease dated the 1st day of November, 1993 and amended the 20th day of January, 1994, shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Rona V. Miller
                                          --------------------------------

                            THIRD AMENDMENT TO LEASE

     THIS AGREEMENT made the 8TH day of December, 1995 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and "COMMERCIAL CAPITAL CORP. OF NEW YORK, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                                   WITNESSETH:

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994 and the 23rd day of March, 1994, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of one Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT's space shall be increased by 812 square feet rentable (Exhibit "A"), making the total Demised Premises 34,749 square feet.

     SECOND: Commencing the first day of September, 1995 TENANT shall pay to the LANDLORD an Annual Basic Rent to THE TILLES INVESTMENT COMPANY at P.O. Box 9020, Hicksville, NY 11802-9020 in equal monthly installments as per the following schedule:

      TERM                      ANNUAL BASIC RENT          MONTHLY BASIC RENT
      ----                      -----------------          ------------------
09/01/95-03/31/96                  $611,582.40                 $50,965.20
04/01/96-03/31/97                  $633,126.84                 $52,760.57
04/01/97-03/31/98                  $655,366.14                 $54,613.85
04/01/98-03/31/99                  $678,300.48                 $56,525.04
04/01/99-03/31/00                  $701,929.80                 $58,494.15
04/01/00-03/31/01                  $726,601.59                 $60,550.13
04/01/01-03/31/02                  $751,980.36                 $62,664.03
04/01/02-03/31/03                  $778,377.60                 $64,864.80
04/01/03-03/31/04                  $805,481.82                 $67,123.49

* (replaces the rent schedule in Section Second of the Second Amendment to Lease).

     THIRD: Section "Third" of the Second Amendment to Lease shall be changed to read as follows: "... rentable area of the Demised Premises (i.e., 34,749 square feet)...form a part (i.e., 230,000 square feet), i.e., 15.11%".

     FOURTH: Section "Fourth" of the Second Amendment to Lease, shall be changed to read as follows: "... TENANT's Energy Base $121,621.50..."


     FIFTH: Section "Fifth" of the Second Amendment to Lease shall be changed to read as follows: "pay the sum of $66,023.10 per year in equal monthly installments of $5,501.93 in advance..."

     SIXTH: Provided TENANT is not in default under the terms, covenants and conditions of the Lease and amendments thereto, TENANT shall have the right to cancel this Third Amendment to Lease with ninety days prior written notice to the LANDLORD of TENANT's intention to do so. Commencing on the date that the TENANT surrenders the expansion space (812 square feet) the Third Amendment to Lease shall be null and void and shall be replaced by the Second Amendment to Lease.

     SEVENTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as hereinabove provided the terms, covenants and conditions of said lease dated the 1st day of November, 1993 and amended the 20th day of January, 1994 and the 23rd day of March, 1994, shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Marc Miller
                                          --------------------------------

                            FOURTH AMENDMENT TO LEASE

     THIS AGREEMENT made the 8TH day of December, 1995 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                                   WITNESSETH:

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, the 23rd day of March, 1994 and the 8th day of December, 1995 for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT'S space shall be increased by 2,706 square feet rentable (Exhibit "A"), making the total Demised Premises 37,455 square feet.

     SECOND: Commencing the 15th of December, 1995 TENANT shall pay to the LANDLORD an Annual Basic Rent to THE TILLES INVESTMENT COMPANY at P.O. Box 9020, Hicksville, New York 11802-9020 in equal monthly installments as per the following schedule:

     TERM                         ANNUAL BASIC RENT          MONTHLY BASIC RENT
     ----                         -----------------          ------------------
12/15/95-03/31/96                    $659,208.00                 $54,934.00
04/01/96-03/31/97                    $682,430.10                 $56,869.18
04/01/97-03/31/98                    $706,401.30                 $58,866.78
04/01/98-03/31/99                    $731,121.60                 $60,926.80
04/01/99-03/31/00                    $756,591.00                 $63,049.25
04/01/00-03/31/01                    $783,184.05                 $65,265.34
04/01/01-03/31/02                    $810,526.20                 $67,543.85
04/01/02-03/31/03                    $838,992.00                 $69,916.00
04/01/03-03/31/04                    $868,206.90                 $72,350.58

* (Replaces the rent schedule in Section "Second" of the Third Amendment to Lease.)

     THIRD: Section "Third" of the Third Amendment to Lease shall be changed to read as follows: "...rentable area of the Demised Premises (i.e., 37,455 square feet)...form a part (i.e., 230,000 square feet), i.e., 16.28%".

     FOURTH: Section "Fourth" of the Third Amendment to Lease shall be changed to read as follows: "...TENANT'S Energy Base = $131,092.50..."


     FIFTH: Section "Fifth" of the Third Amendment to Lease shall be changed to read as follows: "pay the sum of $71,164.50 per year in equal monthly installments of $5,930.38 in advance..."

     SIXTH: Provided TENANT is not in default under the terms, covenants and conditions of the Lease and amendments thereto, TENANT shall have the right to cancel this Fourth Amendment to Lease with ninety days prior written notice to the LANDLORD of TENANT'S intention to do so. Should TENANT exercise this right in conjunction with Section "Sixth" of the Third Amendment to Lease, commencing on the date that the TENANT surrenders the expansion space, the Third and Fourth Amendments to Lease shall be null and void and shall be replaced by the Second Amendment to Lease.

     SEVENTH: Should TENANT exercise the right to cancel as indicated in "Sixth" of the Third Amendment to Lease and not exercise its right pursuant to "Sixth" of the Fourth Amendment to Lease, then TENANT'S Demised Premises shall be reduced by 812 square feet rentable and shall now total 36,643 square feet rentable and all rents and additional rents shall be adjusted accordingly.

     EIGHTH: The foregoing provisions are intended to modify said lease only in the foregoing respects and such modifications and the terms hereof as herein set forth are to be strictly construed. It is further agreed that except as hereinabove provided all of the terms, covenants and conditions of said lease dated the 1st day of November, 1993 and amended the 20th day of January, 1994, the 23rd day of March, 1994 and the 8th day of December, 1995, shall continue to remain in full force and effect as therein written and shall be read and construed together with this instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Marc Miller
                                          --------------------------------

                                LICENSE AGREEMENT


     AGREEMENT made this 1st day of November, 1993, between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as LICENSEE.

                              W I T N E S S E T H:

     WHEREAS, the LICENSOR is the owner of certain premises known as 1000 Woodbury Road, Woodbury, New York, and

     WHEREAS, the LICENSEE desires permission to come upon said premises and use 1872 square feet in the basement solely for a mail room operation and storage purposes only.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements hereinafter contained, the parties hereto do hereby agree as follows:

     FIRST: Subject to the conditions and for the term hereinafter stated and set forth, LICENSOR hereby grants to LICENSEE a license to use 1872 square feet in the basement of 1000 Woodbury Road, Woodbury, New York for storage purposes commencing January 15, 1994, as per exhibit attached. The term of this License shall be for ten years and two and one-half months. LICENSOR shall have the right to enter the premises in any emergency or for necessity of making repairs to the building.

     SECOND: LICENSOR will construct the space as per the floor plan (Exhibit "A") and work letter (Exhibit "B") attached.

     THIRD: LICENSOR, at LICENSOR'S sole cost and expense shall provide heating, ventilating and air conditioning to the subject premises Monday through Friday between the hours of 8 a.m and 6 p.m. and Saturday 8 a.m. and 1 p.m. LICENSOR shall provide TENANT electric to the Demised Premises 24 hours a day, 7 days a week. LICENSOR shall not be required to provide cleaning services or any other services to the subject premises.

     FOURTH: The LICENSEE shall pay to the LICENSOR the rent as per the following schedule payable in equal monthly installments payable to the LICENSOR at the address above stated, or at such other place or to such other person or persons as LICENSOR shall designate, in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without any set off or deduction whatsoever.


        Term                    Annual Rent                  Monthly Rent
        ----                    -----------                  ------------
          1                     $ 20,592.00                   $ 1,716.00
          2                     $ 21,322.08                   $ 1,776.84
          3                     $ 22,070.88                   $ 1,839.24
          4                     $ 22,838.40                   $ 1,903.20
          5                     $ 23,643.36                   $ 1,970.28
          6                     $ 24,467.04                   $ 2,038.92
          7                     $ 25,328.16                   $ 2,110.68
          8                     $ 26,208.00                   $ 2,184.00
          9                     $ 27,125.28                   $ 2,260.44
         10                     $ 28,080.00                   $ 2,340.00

Notwithstanding the above, for the period of the 15th day of January 1994 through the 31st day of March 1994, LICENSEE shall pay to LICENSOR a rent of $546.00 per month.

     FIFTH: LICENSEE does hereby agree to indemnify LICENSOR and hold and save it harmless from any and all liability for or by reason of any and all claims for injury or death of any person or persons, or damage to property of any kind, caused wholly or in part by an act or omission (voluntary or involuntary) created, caused, permitted or suffered by the LICENSEE, its agents, servants, invitees or employees. LICENSEE further agrees, throughout the term of this agreement, to provide and maintain at its sole cost and expense, for its own benefit and that of the LICENSOR, general liability insurance against any and all claims for personal injuries to or death of any person, or damage to property, in the amount of not less than $500,000/$l,000,000 and not less than $100,000 for property damage. Certificates of the existence of such policies and evidence of payment of the premiums therefor shall be furnished to LICENSOR from time to time as may be appropriate or required by LICENSOR. If, by reason of the use of the subject premises by the LICENSEE, the fire insurance rate for said premises is increased, the LICENSEE agrees to pay the difference between the rate paid by the LICENSOR for industrial use of said premises and the rate brought about by the use of the subject premises by the LICENSEE.

     SIXTH: In the event of the termination or revocation of this agreement, for any reason whatsoever, LICENSOR shall have the right, at its sole option and election, to recover possession of the premises by means of summary proceedings or otherwise, and the institution and maintenance of any such summary proceedings shall not be deemed to relieve LICENSEE of its obligations hereunder. LICENSEE expressly waives any and all rights of redemption granted it by or in any present or future laws, in the event of this license being terminated.

     SEVENTH: This agreement contains the entire agreement between the parties hereby, and no representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force and effect. No failure of LICENSOR to exercise any right given to it hereunder and no custom or practices of the parties at variance with the terms hereof, shall constitute a waiver of the LICENSOR'S right to demand exact compliance with the terms hereof, affect or impair the LICENSOR'S rights with respect to any subsequent default by the LICENSEE.

     EIGHTH: This license is not assignable by LICENSEE and any assignment hereof shall automatically terminate this license. This license may be assigned to any company with which Licensee may merge or consolidate or sell its assets.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and sealed this ___________ day of

                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Rona V. Miller
                                          --------------------------------

                               LICENSE AGREEMENT

     AGREEMENT made this 1st day of November, 1993, between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as LICENSEE.

                              W I T N E S S E T H:

     WHEREAS, the LICENSOR is the owner of certain premises known as 1000 Woodbury Road, Woodbury, New York, and

     WHEREAS, the LICENSEE desires permission to come upon said premises and use 700 square feet in the basement solely for storage purposes.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements hereinafter contained, the parties hereto do hereby agree as follows:

     FIRST: Subject to the conditions and for the term hereinafter stated and set forth, LICENSOR hereby grants to LICENSEE a license to use 700 square feet in the basement of 1000 Woodbury Road, Woodbury, New York for storage purposes commencing January 15, 1994, as per exhibit attached. The term of this License shall be for ten (10) years and two and one-half (2 1/2) months. LICENSOR shall have the right to enter the premises in any emergency or for necessity of making repairs to the building.

     Notwithstanding the above, LICENSEE shall have the option to terminate this agreement during the term of this Lease with six (6) months prior notice to LICENSOR.

     SECOND: The LICENSEE shall pay to the LICENSOR the rent as per the following schedule payable in equal monthly installments payable to the LICENSOR at the address above stated, or at such other place or to such other person or persons as LICENSOR shall designate, in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without any set off or deduction whatsoever.

       TERM                  ANNUAL RENT                  MONTHLY RENT
       ----                  -----------                  ------------
         1                   $ 5,600.00                     $ 466.67
         2                   $ 5,796.00                     $ 483.00
         3                   $ 5,999.00                     $ 499.92
         4                   $ 6,209.00                     $ 517.42
         5                   $ 6,426.00                     $ 535.50
         6                   $ 6,650.00                     $ 554.17
         7                   $ 6,881.00                     $ 573.42

         8                   $ 7,119.00                     $ 593.25
         9                   $ 7,371.00                     $ 614.25
        10                   $ 7,630.00                     $ 635.83

Notwithstanding the above, for the period of the 15th day of January 1994 through the 31st day of March 1994, LICENSEE shall pay to the LICENSOR a rent of $204.17 per month.

     THIRD: LICENSOR shall provide necessary lighting for type of use permitted on the subject premises. LICENSOR shall not be required to provide heat, cleaning services, or any other services for the subject premises.

     FOURTH: LICENSEE does hereby agree to indemnify LICENSOR and hold and save it harmless from any and all liability for or by reason of any and all claims for injury or death of any person or persons, or damage to property of any kind, caused wholly or in part by an act or omission (voluntary or involuntary) created, caused, permitted or suffered by the LICENSEE, its agents, servants, invitees or employees. LICENSEE further agrees, throughout the term of this agreement, to provide and maintain at its sole cost and expense, for its own benefit and that of the LICENSOR, general liability insurance against any and all claims for personal injuries to or death of any person, or damage to property, in the amount of not less than $500,000/ $l,000,000 and not less than $100,000 for property damage. Certificates of the existence of such policies and evidence of payment of the premiums therefor shall be furnished to LICENSOR from time to time as may be appropriate or required by LICENSOR. If, by reason of the use of the subject premises by the LICENSEE, the fire insurance rate for said premises is increased, the LICENSEE agrees to pay the difference between the rate paid by the LICENSOR for industrial use of said premises and the rate brought about by the use of the subject premises by the LICENSEE.

     FIFTH: In the event of the termination or revocation of this agreement, for any reason whatsoever, LICENSOR shall have the right, at its sole option and election, to recover possession of the premises by means of summary proceedings or otherwise, and the institution and maintenance of any such summary proceedings shall not be deemed to relieve LICENSEE of its obligations hereunder. LICENSEE expressly waives any and all rights of redemption granted it by or in any present or future laws, in the event of this license being terminated.

     SIXTH: This agreement contains the entire agreement between the parties hereby, and no representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force and effect. No failure of LICENSOR to exercise any right given to it hereunder and no custom or practices of the parties at variance with the terms hereof, shall constitute a waiver of the LICENSOR'S right to demand exact compliance with the terms hereof, affect or impair the LICENSOR'S rights with respect to any subsequent default by the LICENSEE.

     SEVENTH: This license is not assignable by LICENSEE and any assignment hereof shall automatically terminate this license. This license may be assigned to any company with which Licensee may merge or consolidate or sell its assets.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and sealed this ______ day of 1993.

                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Rona V. Miller
                                          --------------------------------

                              LICENSE AGREEMENT #2

     AGREEMENT made this 8th day of December, 1995, between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as LICENSEE.

                              W I T N E S S E T H:

     WHEREAS, the LICENSOR is the owner of certain premises known as 1000 Woodbury Road, Woodbury, New York, and

     WHEREAS, the LICENSEE desires permission to come upon said premises and use 935 square feet in the basement solely for storage purposes.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements hereinafter contained, the parties hereto do hereby agree as follows:

     FIRST: Subject to the conditions and for the term hereinafter stated and set forth, LICENSOR hereby grants to LICENSEE a revocable license to use 935 square feet in the basement of 1000 Woodbury Road, Woodbury, New York for storage purposes commencing November 1, 1995, as per exhibit attached. This License shall expire on March 31, 2004. LICENSOR shall have the right to enter the premises in any emergency or for necessity of making repairs to the building.

     Notwithstanding the above, LICENSEE shall have the option to terminate this agreement during the term of this Lease with six (6) months prior written notice to LICENSOR.

     This License replaces the License Agreement dated November 1, 1993.

     SECOND: The LICENSEE shall pay to the LICENSOR the rent as per the following schedule payable in equal monthly installments payable to the LICENSOR at the address above stated, or at such other place or to such other person or persons as LICENSOR shall designate, in lawful money of the industrial use of said premises and the rate brought about by the use of the subject premises by the LICENSEE.

     FIFTH: In the event of the termination or revocation of this agreement, for any reason whatsoever, LICENSOR shall have the right, at its sole option and election, to recover possession of the premises by means of summary proceedings or otherwise, and the institution and maintenance of any such summary proceedings shall not be deemed to relieve LICENSEE of its obligations hereunder. LICENSEE expressly waives any and all rights of redemption granted it by or in any present or future laws, in the event of this license being terminated.

     SIXTH: This agreement contains the entire agreement between the parties hereby, and no representation, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force and effect. No failure of LICENSOR to exercise any right given to it hereunder and no custom or practices of the parties at variance with the terms hereof, shall constitute a waiver of the LICENSOR'S right to demand exact compliance with the terms hereof, affect or impair the LICENSOR'S rights with respect to any subsequent default by the LICENSEE.

     SEVENTH: This license is not assignable by LICENSEE and any assignment hereof shall automatically terminate this license. This license may be assigned to any company with which Licensee may merge or consolidate or sell its assets.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be
signed and sealed this ________ day of                    .


                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Rona V. Miller
                                          --------------------------------

                                   ASSIGNMENT

     AGREEMENT made this 30 day of July, 1996, by and between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as LICENSEE.

                              W I T N E S S E T H:

     WHEREAS, the LICENSOR is the owner of certain premises known as 1000 Woodbury Road, Woodbury, New York, and

     WHEREAS, the LICENSEE desires permission to come upon said premises and use 935 square feet in the basement solely for storage purposes.

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain License Agreement, which was replaced by License Agreement #2 dated the 8th day of December, 1995 for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements hereinafter contained, the parties hereto do hereby agree as follows:

     FIRST: LICENSEE has requested that all right, title and interest in and to that certain License Agreement dated November 1, 1993 (which was replaced by License Agreement #2 dated December 8, 1995) by and between THE TILLES INVESTMENT COMPANY as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK as LICENSEE be assigned to DELTA FUNDING CORPORATION as ASSIGNEE.

The LICENSOR has consented to such assignment but only upon the terms, covenants and conditions set forth herein. Now, therefore, in consideration of these presents and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, LICENSOR, LICENSEE and ASSIGNEE hereby agree as follows:

     1. LICENSEE hereby assigns all of its right, title and interest in the Lease to ASSIGNEE and ASSIGNEE hereby accepts such assignment and agrees to undertake all covenants, obligations, undertakings, terms and conditions, including, without limitation, the obligation to make all payments of rent and additional rent to the LICENSOR.

     2. LICENSOR hereby releases LICENSEE from all obligations under the License Agreement as of the date hereof, except for any payments of rent or additional rent and for any undertakings, claims, actions or causes of action and expenses that are or may be done under the License Agreement for the period prior to the date hereof.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Marc Miller
                                          --------------------------------


AGREED & ACCEPTED BY:


/s/ Hugh I. Miller
----------------------------
DELTA FUNDING CORPORATION

                                   ASSIGNMENT

     AGREEMENT made this 30 day of July, 1996, between THE TILLES INVESTMENT COMPANY, with offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK, with offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as LICENSEE.

                              W I T N E S S E T H:

     WHEREAS, the LICENSOR is the owner of certain premises known as 1000 Woodbury Road, Woodbury, New York, and

     WHEREAS, the LICENSEE desires permission to come upon said premises and use 1,872 square feet in the basement solely for a mail room operation and storage purposes only.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements hereinafter contained, the parties hereto do hereby agree as follows:

     FIRST: LICENSEE has requested that all right, title and interest in and to that certain License Agreement dated November 1, 1993 by and between THE TILLES INVESTMENT COMPANY as LICENSOR and COMMERCIAL CAPITAL CORP. OF NEW YORK as LICENSEE be assigned to DELTA FUNDING CORPORATION as ASSIGNEE. The LICENSOR has consented to such assignment but only upon the terms, covenants and conditions set forth herein. Now, therefore, in consideration of these presents and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, LICENSOR, LICENSEE and ASSIGNEE hereby agree as follows:

     1. LICENSEE hereby assigns all of its right, title and interest in the Lease to ASSIGNEE and ASSIGNEE hereby accepts such assignment and agrees to undertake all covenants, obligations, undertakings, terms and conditions, including, without limitation, the obligation to make all payments of rent and additional rent to the LICENSOR.

     2. LICENSOR hereby releases LICENSEE from all obligations under the License Agreement as of the date hereof, except for any payments of rent or additional rent and for any undertakings, claims, actions or causes of action and expenses that are or may be done under the License Agreement for the period prior to the date hereof.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.




                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Marc Miller
                                          --------------------------------


AGREED & ACCEPTED BY:



/s/ Hugh I. Miller
---------------------------
DELTA FUNDING CORPORATION

                                   ASSIGNMENT

     THIS AGREEMENT made the 30 day of July, 1996 by and between THE TILLES INVESTMENT COMPANY, having offices at 7600 Jericho Turnpike, Woodbury, New York 11797, hereinafter referred to as the "LANDLORD" and COMMERCIAL CAPITAL CORP. OF NEW YORK, having offices at 1000 Woodbury Road, Woodbury, New York 11797, hereinafter referred to as the "TENANT".

                               W I T N E S S E T H:

     WHEREAS, the parties have heretofore on or about the 1st day of November, 1993, entered into a certain agreement of lease, which was amended the 20th day of January, 1994, the 23rd day of March, 1994, the 8th day of December, 1995 (3rd Amendment) and the 8th day of December, 1995 (4th Amendment) and the 4th day of March, l996, for certain premises located at 1000 Woodbury Road, Woodbury, New York and

     NOW, THEREFORE, in consideration of One Dollar and other good and valuable consideration, each in hand paid to the other, the receipt whereof is hereby acknowledged and in further consideration of the mutual covenants contained herein, it is agreed as follows:

     FIRST: TENANT has requested that all right, title interest in and to that certain Lease dated the 1st day of November, 1993, which was amended the 20th day of January, 1994, the 23rd day of March, 1994 the 8th day of December, 1995 (3rd Amendment), the 8th day of December, 1995 (4th Amendment) and the 4th day of March, 1996 by and between THE TILLES INVESTMENT COMPANY as LANDLORD and COMMERCIAL CAPITAL CORP. OF NEW YORK as TENANT be assigned to DELTA FUNDING CORPORATION as ASSIGNEE. The LANDLORD has consented to such assignment but only upon the terms, covenants and conditions set forth herein. Now, therefore, in consideration of these presents and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, LANDLORD, TENANT and ASSIGNEE hereby agree as follows:

     1. TENANT hereby assigns all of its right, title and interest in the Lease to ASSIGNEE and ASSIGNEE hereby accepts assignment and agrees to undertake all covenants, obligations, undertakings, terms and conditions, including, without limitation, the obligation to make all payments of rent and additional rent the LANDLORD.

     2 LANDLORD hereby releases TENANT from all obligations under the Lease as of the date hereof, except for any payments of rent or additional rent and for any undertakings, claims, actions or causes of action and expenses that are or may be done under the Lease for the period prior to the date hereof.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                                       THE TILLES INVESTMENT COMPANY



                                       By: /s/ Peter Tilles
                                          --------------------------------



                                       COMMERCIAL CAPITAL CORP. OF NEW YORK



                                       By: /s/ Marc Miller
                                          --------------------------------

AGREED & ACCEPTED BY:



/s/ Hugh I. Miller
----------------------------
DELTA FUNDING CORPORATION